Exhibit 23.1


April 15, 2011


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------

U.S. Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Annual Report (Form 10-K ) of Monster Offers of our audit report, dated April 14, 2010, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2010 which appears in the Annual Report.


De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
April 15, 2011

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